As filed with the Securities and Exchange Commission on July 15, 2009

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL ROYALTY CORPORATION

(Exact name of Registrant as specified in its charter)

Canada (State or other jurisdiction of Incorporation or organization)	N/A (I.R.S. Employer Identification No.)
10 Inverness Drive East, Suite 104 Englewood, Colorado 80112 (Address of Principal Executive Offices, including zip code)

Stock Option Plan Amended and Restated May 21, 2008
(Full title of the plan)

Dorsey & Whitney LLP

Republic Plaza, Suite 4700

370 Seventeenth Street

Denver, Colorado 80202

(Name and Address of Agent for Service)

(303) 629-3400

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer Non-accelerated filer (Do not check if a smaller reporting company)	Accelerated filer Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares issuable pursuant to Options outstanding under the Plan	6,195,500	US$3.68(3)(5)	US$22,799,440	US$1,272.21
Common Shares reserved for issuance pursuant to Options available for issuance under the Plan(1)	3,274,035	US$2.83(4)	US$9,265,519	US$517.02
Total	9,469,535(6)	N/A	US$32,064,959	US$1,789.23

(1)	Common Shares, without par value, available for issuance by the Registrant pursuant to the Plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended.

(3)

Calculated in accordance with Rule 457(h)(1) under the Securities Act based on the weighted average exercise price of unregistered Options granted under the Plan outstanding as of the date of the filing of this registration statement.

(4)

Calculated in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act based on the average of the high and low prices (US$2.89 and US$2.76, respectively) for the Company’s Common Shares on July 13, 2009, as quoted on the NYSE Amex.

(5)

U.S. dollar amount is calculated based on the Bank of Canada’s daily noon rate of exchange for the conversion of Canadian dollars into United States dollars on July 13, 2009. On such date the noon exchange rate was US$1.00 = Cdn.$1.1539.

(6)

Under the terms of its Plan, the Registrant is authorized to issue stock options exercisable to purchase that number of common shares which represents 10% of the issued and outstanding shares of the Registrant. At no time shall the Registrant issue stock options which represent an amount greater than 10% of the issued and outstanding shares of the Registrant.

INTRODUCTORY STATEMENT

This registration statement on Form S-8 registers 9,469,535 common shares (“Common Shares”) of International Royalty Corporation (the “Registrant”) reserved for issuance pursuant to the exercise of stock options under the Registrant’s Stock Option Plan Amended and Restated May 21, 2008 (the “Plan”). Under the terms of the Plan, the Registrant is authorized to grant stock options exercisable to purchase that number of Common Shares which represents 10% of the issued and outstanding Common Shares of the Registrant from time to time.

If a stock option issued under the Plan expires without the recipient having acquired all of the Common Shares to which such recipient was entitled, the remaining Common Shares shall be released from their allocation and reservation and shall be again available for the purposes of the Plan.

PART I.        INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* This information is not required to be included in, and is not incorporated by reference in, this registration statement.

PART II.       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or furnished by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:

(a)	the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2008 filed with the Commission on March 24, 2009;

(b)

all other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report incorporated by reference herein pursuant to (a) above; and

(c)

the description of the Common Shares contained in the Registrant’s registration statement on Form 40-F filed with the Commission on August 25, 2006, including any amendment or report for the purpose of updating such description. The Common Shares were initially described in the Registrant’s Annual Information Form filed as exhibit 99.1 to the Company’s Form 40-F filed with the Commission on August 25, 2006.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

None.

Item 6.   Indemnification of Directors and Officers.

Applicable Laws of Canada

Section 124 of the Canada Business Corporation Act, as amended (“CBCA”), provides as follows:

(1.)       Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2.)       Advance of costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3.)	Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual:

(a)

acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4.)       Indemnification in derivative actions. A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(5.)       Right to Indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

(a)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)	fulfils the conditions set out in subsection (3).

(6.)       Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

(a)	in the individual’s capacity as a director or officer of the corporation; or

(b)	in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7.)       Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8.)       Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9.)       Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Bylaws

Subject to the limitations contained in the CBCA, but without limiting the right of the Registrant to indemnify any individual under the CBCA or otherwise to the full extent permitted by law, the Registrant:

(a)

shall indemnify each director or officer or former director or officer and each other individual who acts or has acted at the Registrant’s request as a director or officer, or in a similar capacity, of another person (and each such individual’s respective heirs and personal representatives), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other person, provided:

(i)

the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other person for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and

(ii)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful; and

(b)	may advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in (a) above in accordance with the CBCA.

Notwithstanding the foregoing, any such indemnity or advance of monies in respect of an action referred to in (a) above by or on behalf of the Registrant or other person in respect of which an individual has acted as director or officer or in a similar capacity at the request of the Registrant to procure judgment in its favour shall be subject to approval of a court.

Item 7.   Exemption from Registration Claimed.

Not Applicable

Item 8.   Exhibits.

Exhibit Number	Exhibit
4.1	International Royalty Corporation Stock Option Plan Amended and Restated May 21, 2008
5.1	Opinion of Fasken Martineau DuMoulin LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Fasken Martineau DuMoulin LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (See page II-7 of this registration statement)

Item 9.   Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, Colorado, on this 15th day of July, 2009.

INTERNATIONAL ROYALTY CORPORATION

/s/ Douglas B. Silver

Name:   Douglas B. Silver

Title:   Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Douglas B. Silver and Ray W. Jenner, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Douglas B. Silver Douglas B. Silver	Chief Executive Office (principal executive officer)	July 15 2009
/s/ Ray W. Jenner Ray W. Jenner	Chief Financial Officer and Secretary (principal financial and accounting officer)	July 15, 2009
/s/ Gordon J. Bogden Gordon J. Bogden	Director	July 15, 2009
Rene G. Carrier	Director
Christopher C. Daly	Director
/s/ Gordon J. Fretwell Gordon J. Fretwell	Director	July 15, 2009
/s/ Douglas J. Hurst Douglas J. Hurst	Director	July 15, 2009
/s/ Robert W. Schafer Robert W. Schafer	Director	July 15, 2009
Christopher L. Verbiski	Director

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	International Royalty Corporation Stock Option Plan Amended and Restated May 21, 2008
5.1	Opinion of Fasken Martineau DuMoulin LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Fasken Martineau DuMoulin LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (See page II-7 of this registration statement)